UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 6, 2015

PALAYAN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55348	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

223 De La Cruz Road, Pasay, Metro Manila, Philippines	n/a
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (63)(914) 269 9345

N/A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on April 6, 2015, the Board appointed the following person to the position of vice president of the Company:

Siva Nadar
23 SV Road
Mumbai, India 40013

Mr. Nadar, 39, does not have any family relationships with any other executive officers or director of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no transactions by Mr. Nadar requiring disclosure under Item 404(a) of Regulation S-K.

Professional History of Mr. Nadar:

Since 2008, Mr. Nadar has been a senior lender for Mitesh Financial Group in Mumbai, India, where he has met with clients and reviewed their loan applications, and then decided whether or not to approve a loan to them. Mr. Nadar has a Masters in Commerce from Narsee Monjee College of Commerce and Economics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palayan Resources, Inc.

/s/ Joel Dulatre Cortez
Joel Dulatre Cortez
President
April 13, 2015